Exhibit 11
                               THERMO VOLTEK CORP.

                        Computation of Earnings per Share


                                                        Three Months Ended
                                                    --------------------------
                                                      March 29,      March 30,
                                                           1997           1996
 -----------------------------------------------------------------------------
 Computation of Primary Earnings (Loss) per Share:
 Net Income (Loss) (a)                              $  (333,000)   $   937,000
                                                    -----------    -----------
 Shares:
   Weighted average shares outstanding                9,832,167      7,702,620

   Add: Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                         -        272,460
                                                    -----------    -----------
   Weighted average shares outstanding,
     as adjusted (b)                                  9,832,167      7,975,080
                                                    -----------    -----------
 Primary Earnings (Loss) per Share (a) / (b)        $      (.03)   $       .12
                                                    ===========    ===========

 Computation of Fully Diluted Earnings (Loss) per Share:

 Income:
   Net income (loss)                                $  (333,000)   $   937,000

   Add: Convertible debt interest, net of tax                 -        106,000
                                                    -----------    -----------
   Income (loss) applicable to common stock
     assuming full dilution (c)                     $  (333,000)   $ 1,043,000
                                                    -----------    -----------
 Shares:
   Weighted average shares outstanding                9,832,167      7,702,620

   Add: Shares issuable from assumed conversion
        of subordinated convertible obligations               -      5,657,274

        Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                         -        283,140
                                                    -----------    -----------
   Weighted average shares outstanding,
     as adjusted (d)                                  9,832,167     13,643,034
                                                    -----------    -----------
 Fully Diluted Earnings (Loss) per Share (c) / (d)  $      (.03)   $       .08
                                                    ===========    ===========